EXHIBIT 20.1

                           SLC STUDENT LOAN TRUST - I
                            STATEMENT TO NOTE HOLDERS
                    AS OF AND FOR THE PERIOD ENDED: 4/30/2002



Pursuant to Section 11.04 of the Trust Indenture, the following is provided to the trustee by the issuer. The information shown below has not been independently verified, however is believed to be accurate to the best of the issuer's knowledge. In certain circumstances information relating to accruals and other matters has had to be estimated and is duly footnoted accordingly. All financial information is reported as of the last business day of the preceding month.

(a) The amount of payments with respect to each Class paid with respect to PRINCIPAL during the preceding month:

                       CLASS                      PRINCIPAL PAID
                        A-1                             $0.00
                        A-2                             $0.00
                        A-3                             $0.00
                        A-4                             $0.00
                        B-1                             $0.00


(b) The amount of payments with respect to each Class paid with respect to INTEREST during the preceding month:

                       CLASS                       INTEREST PAID
                        A-1                           $73,130.08
                        A-2                           $96,390.04
                        A-3                                $0.00
                        A-4                                $0.00
                        B-1                           $19,294.30




(c) The amount of payments allocable to any Noteholder's Auction Rate INTEREST CARRYOVER (for each Class of Auction Rate Notes only), together with any remaining outstanding amount of each thereof;

                                                      INTEREST CARRYOVER
             Auction Rate Notes                               $0.00

(d) The PRINCIPAL BALANCE OF FINANCED ELIGIBLE LOANS as of the close of business on the last day of the preceding month;

      PRINCIPAL BALANCE OF FINANCED ELIGIBLE LOANS           $249,890,219.06

(e) The AGGREGATE OUTSTANDING AMOUNT OF THE NOTES of each Class as of the close of business on the last day of the preceding month, after giving effect to payments allocated to principal reported under clause (a) above;

                      CLASS                        PRINCIPAL OUTSTANDING
                       A-1                             $59,825,000.00
                       A-2                             $59,825,000.00
                       A-3                             $59,825,000.00
                       A-4                             $64,925,000.00
                       B-1                             $15,250,000.00

(f) The INTEREST RATE FOR THE APPLICABLE CLASS OF NOTES with respect to each payment referred to in clause (b) above, indicating whether such interest rate is calculated based on the Net Loan Rate or based on the applicable Auction rate (for each Class of the Auction Rate Notes only), and specifying what each such interest would have been using the alternate basis for such calculation;


                  CLASS                                 CALCULATION METHOD
                  -----                                 ------------------

                                        NET LOAN RATE           AUCTION RATE
                                        -------------           -------------
                   A-1                                              1.99%
                   A-2                                              2.00%
                   A-3                                              2.00%
                   A-4                                              1.97%
                   B-1                                              2.05%


(g) The amount of the SERVICING FEES paid by the Trust Estate during the preceding month;

           SERVICING FEES                                $  0.00

(h) The amount of the Administration Fee, the Auction Agent Fee and Trustee Fee, paid by the Trust Estate during the preceding month;

           ADMINISTRATION FEE                         $     0.00

           BROKER/DEALER FEE                          $23,517.88

           AUCTION AGENT FEE                          $     0.00

           TRUSTEE FEE                                $     0.00

(i) The amount of NET LOSSES, if any, as of the close of business on the last day of the preceding month and any recoveries of principal and interest received during the preceding month relating to Financed Student Loans for which Net Losses were previously allocated;

           NET LOSSES                                 $0.00

(j) The amount of payment attributable to amounts in the RESERVE FUND, the amount of any other withdrawals from the Reserve Fund and the balance of the Reserve Fund as of the close of business on the last day of the preceding month;

                                        BALANCE            WITHDRAWALS
                                        -------            -----------
          RESERVE FUND             $  6,524,589.86        $1,043,707.25

(k) The aggregate amount, if any, paid by the Trustee to acquire Eligible Loans from amounts on deposit in the Loan Account with respect to each Series of the Student Loan Fund during the month;

                                       PRINCIPAL              INTEREST      PREMIUM
                                       ---------              --------      -------
          LOAN ACQUISITIONS            $1,043,707.25            $0.00        $0.00

(l) The amount remaining in the Loan Account with respect to each Series of the Student Loan fund that has not been used to acquire Eligible Loans and is being transferred to the Note Redemption Fund;

          TRANSFERS FROM LOAN FUND TO REDEMPTION FUND            $ 0.00

(m) The aggregate amount, if any, paid for Financed Student Loans purchased from the Trust during the preceding month;

      LOANS SOLD FROM THE TRUST (PRINCIPAL, INTEREST, AND PREMIUM)       $0.00

(n) The number and principal amount of financed Student Loans, as of the close of business on the last day of the preceding month, that are (i) 30 to 60 days delinquent, (ii) 61-90 days delinquent, (iii) 91 to 120 days delinquent, (iv) more than 120 days delinquent and (v) for which claims have been filed with the appropriate Guaranty Agency and which are awaiting payment:

             Delinquencies
             30 - 60 days                            $3,039,952.48
             61 - 90 days                            $1,419,786.59
             91 - 120 days                           $1,280,919.46
             Greater than 120 days                   $2,871,116.91
             Claims outstanding                        $312,251.76

(o) The Aggregate Market Value of the Trust Estate and the outstanding principal amount of the Notes as of business on the last day of the preceding month.

             Assets
             ------
             Cash & Cash Equivalents                          1,700,245.96
             Student Loan Receivables                       249,890,219.06
             Reserves                                         6,524,589.86
             Accrued Loan Rec.                                1,672,298.54
                                                            --------------
             Total Value of Trust                           259,787,353.42

             Liabilities
             -----------
             Class A-1                                       59,825,000.00
             Class A-2                                       59,825,000.00
             Class A-3                                       59,825,000.00
             Class A-4                                       64,925,000.00
             Class B-1                                       15,250,000.00
             Accrued Liabilities                                604,792.51
                                                            --------------
             Total Liabilities                              260,254,792.51

             Parity Ratio (Notes Only)                             100.05%
             Parity Ratio (All Liabilities)                         99.82%
             Parity Ratio (Senior Liabilities)                     106.04%


A copy of the statements referred to above may be obtained by any Note Holder by a written request to the Trustee, addressed to its Corporate Trust Office.